Exhibit 10.1

November 1, 2005

Mr. Anthony J. Alexander
President
Metropolitan Edison Company
2800 Pottsville Pike
Reading, PA 19640-0001

Pennsylvania Electric Company
311 Industrial Park Rd.
Johnstown, PA 15904

The Waverly Electric Power and Light Company
707 Main St.
Towanda, PA 18848

RE:
Notice of Termination Tolling Agreement Restated Partial Requirements Agreement, dated January 1, 2003, by and among, Metropolitan Edison Company, Pennsylvania Electric Company, The Waverly Electric Power and Light Company and FirstEnergy Solutions Corp., as amended by a First Amendment to Restated Requirements Agreement, dated August 29, 2003 and by a Second Amendment to Restated Requirements Agreement, dated June 8, 2004 (“Partial Requirements Agreement”)

Dear Mr. Alexander:

Please be advised that FirstEnergy Solutions Corp. on this 1st day of November, 2005 pursuant to Paragraph 6 of the Partial Requirements Agreement hereby notifies Metropolitan Edison Company, Pennsylvania Electric Company and The Waverly Electric Power and Light Company (“Buyers”) that FirstEnergy Solutions Corp. elects to terminate the Partial Requirements Agreement effective midnight December 31, 2005. As required pursuant to Paragraph 6, this notice is being provided sixty (60) days in advance of the next calendar year.

Notwithstanding the above, in exchange for FirstEnergy Solutions Corp. not exercising its right to terminate the Partial Requirements Agreement effective midnight December 31, 2005, the parties agree to toll the termination provisions of Paragraph 6 for a period of one (1) year, provided that FirstEnergy Solutions Corp. shall be permitted to terminate the Partial Requirements Agreement at any time during the term of this Tolling Agreement with sixty (60) days written notice.

This Tolling Agreement supercedes any conflicting provision of the Partial Requirements Agreement. This Tolling Agreement and its contents shall not be used or relied upon as

Mr. Anthony J. Alexander
November 1, 2005

evidence or in argument in any judicial, quasi-judicial, or other proceeding for any purpose whatsoever except to enforce or show evidence of compliance with the terms of the Tolling Agreement or to show evidence of the tolling of the termination provisions of Paragraph 6. The execution of the Tolling Agreement does not constitute an admission or acknowledgment of any fact, conclusion of law, or liability by any party to this Tolling Agreement.

This Tolling Agreement may be executed in counterparts and is effective upon November 1, 2005, and is effective without the requirement of filing with or endorsement by any federal or state court or agency. The undersigned representatives certify that they are fully authorized to enter into and to bind such party to the terms and conditions of this Tolling Agreement.

Please indicate your agreement with this Tolling Agreement by signing below.

Sincerely,

Richard H. Marsh Senior Vice President FirstEnergy Solutions Corp.

Accepted and agreed to by:

Metropolitan Edison Company
Pennsylvania Electric Company
The Waverly Electric Power and Light Company

By:

Anthony J. Alexander
President

This 1st day of November, 2005